Exhibit 10.1

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE, dated as of February 23, 2010 (the “Supplemental Indenture”), is made by and among Hawk Corporation, a Delaware corporation (the “Company”), the guarantors named therein (the “Guarantors”), and HSBC Bank USA, National Association, as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has previously executed and delivered to the Trustee an indenture, dated as of November 1, 2004 ( the “Indenture”), providing for the issuance of an aggregate principal amount of up to $110.0 million of 83/4% Senior Notes due 2014 (the “Notes”);

WHEREAS, the Company desires to amend a certain provision of the Indenture as set forth herein, and it has received the consent of the holders of a majority in aggregate principal amount of the Notes currently outstanding (excluding the Notes then owned by the Company and its Affiliates) to such amendment;

WHEREAS, Section 9.02 of the Indenture permits the Indenture to be amended by a supplemental indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes outstanding;

WHEREAS, the parties hereto are entering into this Supplemental Indenture to amend Section 4.09 of the Indenture by adding a new clause in the second paragraph of Section 4.09 of the Indenture which has the effect of adding an additional “Permitted Payment” provision;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.

SECTION 2. Amendment of Section 4.09. The text of Section 4.09 of the Indenture is hereby amended to add a new clause (12) in the second paragraph of Section 4.09:

“(12) Investments in shares of the Company’s outstanding Common Stock in amounts not exceeding in the aggregate $20,000,000.”

SECTION 3. Operation of Amendment. Upon the execution and delivery of this Supplemental Indenture by the parties hereto, the Supplemental Indenture will become effective.

SECTION 4. Miscellaneous.

SECTION 4.1 Incorporation of the Indenture. All the provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 4.2 Application of Supplemental Indenture. The provisions and benefit of this Supplemental Indenture shall be effective with respect to the Notes. Except as expressly supplemented or amended as set forth in this Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture as amended and supplemented by this Supplemental Indenture.

SECTION 4.3 Counterparts. The Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4.4 Successors and Assigns. All agreements in this Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

SECTION 4.5 Severability. In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all provisions hereof shall be enforceable to the fullest extent permitted by law.

SECTION 4.6 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 4.7 Regarding the Trustee. The Trustee shall not be responsible for the correctness of the recitals herein, and makes no representation as to the validity or the sufficiency of this Supplemental Indenture, except with respect to the execution hereof by the Trustee. The Trustee shall, in connection with this Supplemental Indenture, be entitled to all of the benefits of all of the rights, privileges, immunities and indemnities of the Trustee provided for in the Indenture.

SECTION 4.8 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Supplemental Indenture.

SECTION 4.9 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day first written above.

HAWK CORPORATION	HSBC BANK USA, NATIONAL ASSOCIATION,
By: /s/ Ronald E. Weinberg Name: Ronald E. Weinberg Title: Chairman	as Trustee By: /s/ Herawattee Alli — Name: Herawattee Alli Title: Vice President

FRICTION PRODUCTS CO.

By: /s/ Ronald E. Weinberg
Name: Ronald E. Weinberg
Title: Chairman

HAWK MOTORS, INC.

By: /s/ Ronald E. Weinberg
Name: Ronald E. Weinberg
Title: Chairman

LOGAN METAL STAMPINGS, INC.

By: /s/ Ronald E. Weinberg
Name: Ronald E. Weinberg
Title: Chairman

S.K. WELLMAN HOLDINGS, INC.

By: /s/ Ronald E. Weinberg
Name: Ronald E. Weinberg
Title: Chairman

S.K. WELLMAN CORP.

By: /s/ Ronald E. Weinberg
Name: Ronald E. Weinberg
Title: Chairman

WELLMAN PRODUCTS GROUP, INC.

By: /s/ Ronald E. Weinberg
Name: Ronald E. Weinberg
Title: Chairman

WELLMAN PRODUCTS, LLC

By: WELLMAN PRODUCTS GROUP, INC.

its sole member

By: /s/ Ronald E. Weinberg
Name: Ronald E. Weinberg
Title: Chairman